REVOLVING PROMISSORY NOTE


$1,500,000.00                   Houston, Texas                     June 28, 2011


         The undersigned, WINTEC PROTECTIVE SYSTEMS, INC., a Texas corporation, whose address for the purposes of this Note is 14027 Memorial Drive, Suite 241, Houston, Texas 77079-6826 (hereinafter called "Maker"), for value received, without grace, in the manner, on the dates and in the amounts herein stipulated, promises to pay MEDINA INTERNATIONAL HOLDINGS, INC., a California corporation, or any subsequent holder or holders of this Note (hereinafter called "Payee"), at 1802 Pomona Rd., Corona, CA 92880, or at such other place as the holder of this Note may hereafter designate, the sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), or so much thereof as may be advanced hereunder, in lawful money of the United States of America, at the interest rate herein specified.

         The unpaid principal balance from time to time outstanding hereunder shall bear interest from and after the date hereof until maturity at one percent (1.00%) per annum. Interest on this Note shall be computed on the basis of a 365-day (or 366-day, as the case may be) year for the actual number of days elapsed.

         Payments on the principal balance of this Note and any accrued but unpaid interest may be made by Maker at such times and in such amounts as Maker may determine, in its sole discretion. Notwithstanding the foregoing, the unpaid principal balance of this Note, and all accrued but unpaid interest thereon, shall be due and payable in full on the four (4) year anniversary of this Note.

         All past due principal and interest on this Note shall bear interest from the maturity date thereof until the date of payment at the Maximum Rate. The term "Maximum Rate" shall mean the rate of ten percent (10.00%) per annum.

         It is expressly agreed that this Note evidences a revolving line of credit, the maximum principal amount of which line of credit shall not exceed One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00). Accordingly, at all times, the total of all advancements of principal recorded on Schedule A attached hereto, less all payments of principal recorded on such schedule, shall not exceed such amount. It is contemplated that the principal of this Note may be advanced to Maker in a series of advancements to be made from time to time in the sole and absolute discretion of the Maker. The amounts of the advances and payments recorded by Payee on the reverse hereof or on such schedule shall be binding upon Maker as to the amount owed by Maker. This Note may be paid in full from time to time, but shall nevertheless remain in full force and effect to evidence any advances made under such revolving line of credit after any such payment in full.

         In the event that the unpaid principal amount hereof at any time, for any reason, exceeds the maximum amount hereinabove specified, Maker covenants and agrees to pay the excess principal amount forthwith upon demand; such excess principal amount shall in all respects be deemed to be included among the loans or advances made pursuant to the other terms of this Note and shall bear interest at the rates hereinabove stated.

         Maker reserves the right of prepaying the principal of this Note, in full or in part, at any time without the payment of any prepayment premium or fee. Interest accrued but unpaid with respect to any amount prepaid shall be due and payable on the date of such prepayment. Payee or any other holder hereof may, at its option, apply any regularly scheduled payments or prepayments received by it hereunder to the payment of accrued but unpaid interest and/or principal, in any order, manner or proportion which it deems appropriate.

         It is expressly agreed and understood that time is of the essence concerning this Note, and that:

                  (i) if default shall be made in any payment of principal or interest on this Note or on any other note or notes executed by Maker and held by the holder hereof (whether payable directly to the holder hereof or acquired by the holder hereof from any third party) as the same shall become due and payable;

                  (ii) if there is a default in any of the terms, covenants, agreements, conditions or provisions set forth in any agreement, instrument or document given to secure this Note or executed in connection with this Note;

                  (iii) should either Maker or any acceptor, endorser, surety, guarantor, accommodation party or other person now or hereafter primarily or secondarily liable upon or for the payment of all or any part of this Note (each such person being hereinafter referred to as an "other liable party") become insolvent or commit an act of bankruptcy or make an assignment for the benefit of creditors or authorize the filing of a voluntary petition in bankruptcy, or should a receiver of any of the property of Maker or any other liable party be appointed;

                  (iv) should involuntary bankruptcy proceedings be filed or threatened against Maker or any other liable party;

                  (v) if a writ or order of attachment or garnishment shall be issued or made against any property of the Maker or any other liable party; or

                  (vi) if Maker or any  other  liable  party  (if not a  natural person) shall be dissolved, wound up, liquidated or otherwise terminated, or becomes a party to any merger or consolidation without the written consent of the holder hereof, or if Maker or any other liable party shall sell all or substantially all of its assets or equity without the written consent of the holder hereof;

then in any such event the holder hereof, after providing Maker written notice of such default and five (5) business days to cure or remedy such default, at its option, may declare the entirety of this Note and/or any other note or notes executed by Maker and held by the holder hereof (whether payable directly to the holder hereof or acquired by the holder hereof from any third party), together with all accrued but unpaid interest hereon and/or thereon, immediately due and payable, without any future notice, protest, demand, presentment, notice of intent to accelerate or notice of acceleration, all of which are hereby expressly and specifically waived by Maker and all other liable parties, and failure to exercise said option shall not constitute a waiver on the part of the holder hereof of the right to exercise said option at any other time. In such event, the holder of this Note may, in addition to any other remedies available to it: (i) foreclose all liens securing payment hereof; (ii) pursue any and all other rights, remedies and recourses available to it; or (iii) pursue any combination of the foregoing.

         If this Note is not paid at maturity, however such maturity may be brought about, and said Note is placed in the hands of an attorney for collection or if collection by suit or through the probate court, bankruptcy court, or by any other legal or judicial proceeding is sought, Maker agrees to pay all expenses incurred, including reasonable attorneys' fees, all of which shall become a part of the principal hereof.

         Maker and each and all other liable parties, expressly and specifically, (i) severally waive grace, presentment and demand for payment, notice of intent to accelerate and notice of acceleration, notice of dishonor, protest and notice of protest, and notice of nonpayment, and any and all other notices, the filing of suit and diligence in collecting this Note, except for any notice and cure opportunities provided in this Note, (ii) severally agree that the holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Maker or other parties liable hereon or to enforce its rights against them in order to enforce payment of this Note by any of them, and (iii) severally agree to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

         The invalidity, or unenforceability in particular circumstances, of any provision of this Note shall not extend beyond such provision or such circumstances and no other provision of this Note shall be affected thereby.

         It is the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note, the aggregate of all interest and any other charges or consideration constituting interest under applicable usury law that is taken, reserved, contracted for, charged or received under this Note, or otherwise in connection with this loan transaction, shall under no circumstances exceed the maximum amount of interest allowed by the usury law applicable to this loan transaction. If any excess interest charge or consideration in such respect is taken, reserved, contracted for, charged, received or provided for, or shall be adjudicated to be so taken, reserved, contracted for, charged, received or provided for in this, whether by the terms of this Note or because the maturity of the indebtedness evidenced by this Note is accelerated for any reason, or in the event of any required or permitted prepayment, then in any such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor Maker's heirs, executors, administrators, legal representatives, successors or assigns or any other liable party shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Rate, (c) any excess shall be deemed a mistake and cancelled automatically and, if theretofore paid, shall be credited on this Note by the holder hereof (or if this Note shall have been paid in full, refunded to Maker) and (d) the effective rate of interest shall be automatically subject to reduction to the Maximum Rate allowed as the usury law may now or hereafter be construed by courts of appropriate jurisdiction. Without limiting the foregoing, all calculations of the rate of interest taken, reserved, contracted for, charged, received or provided for under this Note which are made for the purpose of determining whether the interest rate exceeds the Maximum Rate shall be made, to the extent allowed by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time taken, reserved, contracted for, charged, received or provided for under this Note.

         This Note represents monies advanced or to be advanced by Payee and paid to Maker at its special instance and request.

         All payments or prepayments made under this Note shall be made to the holder hereof no later than 12:00 p.m., Central Standard Time, in same day funds. Any payment received by the holder hereof after such time shall be considered for all purposes (including the calculation of interest) as having been made on the next succeeding day that the holder is open for business. If any payment or required prepayment of principal or interest shall become due on a day that is not a day on which the holder hereof is open for business, such payment shall be due on the next succeeding day that the holder hereof is open for business and such extension of time shall be included in computing interest due with respect to such payment. A check, draft, money order, or other instrument given in payment for any payment or prepayment made hereunder may be accepted by the holder hereof and handled for collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of such holder except to the extent that actual cash proceeds of such instrument are unconditionally and irrevocably received by the holder.

         This Note has been executed and delivered in Houston, Harris County, Texas and Maker and each other liable party irrevocably agrees that any legal proceedings concerning or arising in connection with the indebtedness evidenced by this Note shall be brought in the district courts of Harris County, Texas or the United States District Court for the Southern District of Texas, Houston Division, and each of them jointly and severally waive the right to sue or to be sued elsewhere. This Note shall be governed by and construed in accordance with the laws of the State of Texas (except for Texas Finance Code, Ch. 346, which regulates certain revolving credit loan accounts and revolving tri-party accounts) and the applicable laws of the United States of America. Unless changed in accordance with law, the applicable Maximum Rate under Texas law shall be the indicated (weekly) rate ceiling from time to time in effect as provided in Texas Finance Code ss.303.003, as amended.

         Maker represents and warrants to Payee and all other holders of this Note that all loans evidenced by this Note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

                                 MAKER:

                                 WINTEC PROTECTIVE SYSTEMS, INC.,
                                 a Texas corporation


                                 By: ________________________________
                                        Robert Doherty
                                        Chief Executive Officer

                                   SCHEDULE A

                 ADVANCES AND PAYMENTS OF PRINCIPAL AND INTEREST


                                                                                 Unpaid Principal
                                                                                 Balance of Loan
                      Amount of Advance  Principal Paid or       Amount of                            Notation Made
        Date                                  Prepaid          Interest paid                               By
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

